U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PELCOR, INC.
(Name of small business issuer in its charter)

Nevada                                                 1700                                        N/A

(State of Incorporation)                     (Primary SIC Number)         (IRS Employer Number)

109 Mills Cove
Victoria, British Columbia, Canada, V9B 6R8

250-992-1895
(Address and telephone number of principal executive offices)

Parsons/Burnett, LLP

2070 Skyline Tower, 10900 NE 4th Street

Bellevue, WA 98004

Phone: (425)451-8036 Fax: (425)451-8568

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each Class	Number of	Proposed Offering	Proposed Maximum
Of Securities	Shares	Price	Aggregate	Amount of
to be	to be	per Share	Offering	Registration
Registered	Registered	(2)	(3)	Fee(1)

Common Stock	2,500,000	$.04	$100,000	$3.07

(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.01 for 3,000,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS
PELCOR, INC.
2,500,000 Shares of Common Stock at $.04 per share

Prior to this offering, no public market existed for the Company's common stock. Assuming we raise the minimum amount in this Offering, we will attempt to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. There is no assurance that our shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this prospectus we have not made any arrangement with any market makers to quote our shares.

We are offering up to a total of 2,500,000 shares of common stock (the "Shares") on a best efforts basis, 1,250,000 shares minimum, 2,500,000 shares maximum. The offering price is $0.04 per Share. There are no minimum purchase requirements per investor. We intend to open a standard bank savings account to be used only for the deposit of funds received from the sale of

Shares in this Offering. The Company has not, and does not intend to, open an escrow, trust or similar account. In the event that 1,250,000 Shares are not sold within 180 days, at our sole discretion, we may extend the Offering for an additional 90 days. In the event that 1,250,000 Shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. However, the funds are not being held in a trust, escrow or similar account, and there is no agreement in place guaranteeing the return of any funds in the event the minimum number of Shares are not sold. If at least 1,250,000 Shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund.

Our common stock will be sold on our behalf by our officers and directors, Mr. Christopher Walker and Ms. Joan Gandza. Our officers and directors will not receive any commissions or proceeds from the Offering for selling the Shares on our behalf.

Pelcor, Inc. is a development stage company and currently has no active business operations. Any investment in the Shares offered herein involves a high degree of risk. Prospective investors ("Investors") should only purchase Shares if they can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

	Offering	Total	Underwriting	Proceeds
	Price	Amount of	Commissions	to Us
	Per Share	Offering
Common Stock	$.04	$100,000	$0	$100,000

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is declared effective. This Prospectus is not an offer to sell these securities and it is not a solicitation to purchase these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated _________________, 2007

PELCOR, INC.
109 Mills Cove
Victoria, British Columbia, Canada, V9B 6R8

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to "the Company", "we," "us," and "our" are to Pelcor, Inc.

General Information about Our Company

Pelcor, Inc. was incorporated in the State of Nevada on April 2, 2007. We were formed as a web-based service provider in which general contractors in local areas can post their plans and details of upcoming construction projects for sub trades to access and bid on projects. We are a development stage company and have not yet commenced active operations or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only assets consist of the cash in our bank account totaling $24,980, which was generated from the issuance of shares to our founders (less operating expenses), prepaid legal fees, and deposits.

Pelcor's principal place of business and corporate offices are located at 109 Mills Cove, Victoria, British Columbia, Canada, V9B 6R8, and our telephone number is (250) 882-1895. Our fiscal year end is June 30.

The Offering

Following is a brief summary of this Offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered                                                               2,500,000 Shares of common stock, par value $.001.

Offering Price per Share                                                               $.04

Offering Period The Shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell the minimum number of the shares (1,250,000) before the expiration date of the Offering (as extended), all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company                                                    $100,000

Use of Proceeds                                                                          We intend to use the proceeds to pay for the expansion of our business operations.

Number of Shares Outstanding
Before the Offering:                                                                      3,000,000

Number of Shares Outstanding
After the Offering:                                                                         5,500,000*

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering. If all the Shares in this Offering are sold, our executive officers and directors will own 55% of our common stock.

*Assumes all of the Shares being offered, as a part of this Offering, are sold.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares. Set forth below are material risks related to the Company, its business and the Offering. The risk factors set forth below should be considered prior to purchasing any Shares in this Offering. The Company does not represent or warrant that the risk factors set forth below are all of the risks associated with the Company, its business or the Offering. There may be additional risks not set forth herein. Prospective investors are urged to conduct their own due diligence with respect to the Company, its business and the Offering.

RISKS ASSOCIATED WITH PELCOR, INC.:

1. Because our auditors have issued a going concern opinion there is substantial uncertainty we will continue operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to curtail or suspend operations and you could lose some or all of your investment in the Company.

2. We lack an operating history and have losses which we expect to continue into the foreseeable future.

We were incorporated on April 2, 2007, and we have not started our proposed active business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is ($2,947) of which $2,646 is for legal fees in connection with this Offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to attract customers who will buy our products and services
*	our ability to generate revenues through the sale of our products and services

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues through operations may require us to seek additional funding through incurring debt or selling additional securities of the Company. If the Company is unable to generate sufficient revenues from its business operations or from alternate sources, the Company will likely curtail or suspend operations which could cause Investors to lose some or all of their investment in the Company.

3. We have no clients or customers and we cannot guarantee we will ever have any customers or clients.

We have no, nor have we identified any, clients or customers and we cannot guarantee we ever will have any customers or clients. Even if we obtain clients or customers for our services, there is no guarantee that our clients and customers will use our website to buy our products or services. If we are unable to attract enough customers or clients to purchase/utilize our services from our website, we may lack sufficient operating revenues to continue business operations. In such event we will be forced to seek alternate forms of revenue and/or cease or curtail business operations.

4. We may need to obtain additional financing which may not be available.

We have not started to implement our business plan or develop active business operations. We require the proceeds from this Offering to implement our business plan and to actively start our business operations. If the minimum of $50,000 is raised, this amount will enable us, after paying the expenses of this Offering, to begin implementing our business plan and to initiate our active business operations. We may need additional funds to complete further development of our business plan to allow the Company to achieve a sustainable sales level where ongoing operations can be funded out of revenues from operations. There is no assurance that any additional financing will be available to the Company or if any additional financing is available, that such financing (whether debt or equity) will be on terms that will be acceptable and/or beneficial to the Company.

5. We may not be able to attract enough customers to adequately fund operations.

Because the Company lacks capital, we must limit our marketing activities. The successful implementation of our business plan depends upon the sale of services via our website to generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to generate adequate revenues. If we cannot generate adequate revenues, we will not be able to fully implement our business plan and/or develop and implement additional business operations. Furthermore, the lack of sufficient operating revenues may force the Company to seek alternate sources of financing which may not be available or may not be available on terms which are acceptable and/or beneficial to the Company. The lack of revenues and/or financing will have a negative effect on our operations and could cause us to curtail or suspend our business operations.

6. NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules requiring a broker-dealer to have reasonable grounds to believe an investment is suitable for a customer prior to recommending the investment to the customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-

dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock. For further information see "Penny Stock" discussion below.

7. Our management will only be able to dedicate a limited amount of their time to Pelcor's operations.

Because members of our management team (primarily our president Mr. Walker) have other "outside" business interests, they will only be able to devote a limited amount of their time to our operations. The other business activities of our management may interfere with the implementation of our business plan and the development of our business. If management is not able to devote adequate amounts of time to our business, then it is likely to have a negative effect on our business and it may cause the Company to develop its business slowly and or not at all. It is possible such activities could result in the Company curtailing or suspending its business operations.

8. Because Pelcor's operations and assets are concentrated in Canada and not in the United States, we are subject to the risks associated with currency fluctuations.

Pelcor will be subject to fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar. The funds being raised for this Prospectus are in U.S. dollars and will be placed in a U.S. dollar account. However, any fluctuation in currency value between the U.S. dollar and Canadian dollar could cause an increase in overall expenses that would exceed the achievable revenues. If that were the case, Pelcor would have to cease or suspend operations.

9. We are dependent upon our management.

Because Pelcor is a development stage company, we are inherently dependent upon our management to develop and implement our business according to our business plan. Currently we have 2 officers and 2 directors and we are entirely dependent upon them in order to conduct our operations. If they should resign or otherwise cease in their capacities with us, the Company will not have any management or employees to carry on its business operations. If one or both of our officers/directors does not continue in their capacity with Pelcor and the Company is unable to replace those persons, it will likely have a negative effect on the Company's business and it could result in the Company curtailing or suspending its business operations.

10. Our business plan requires us to hire a third party to design our website.

Because in the company does not currently employ anyone trained incomputer programming and/or website design, we will have to hire a computer programmer and/or web designer to develop our website. Management believes it is important for the Company to hire an experienced programmer/developer with a proven track record in order to develop a functional and operational website that meets the Company's business needs. If we hire a programmer/developer who fails to design the website on schedule or within budget it may have a negative effect on our business operations. The failure to have an operational and functional website will likely impair the Company's ability to attract customers and to generate revenue from its operations. The failure to attract customers and/or generate revenue from operations will stunt the growth and development of the Company's business operations and could cause the company to curtail or suspend operations. In the event the Company must curtail or suspend its operations investors could lose some or all of their investment in the Company.

11. The Shares being offered are defined as "penny stock," the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934 (the "Exchange Act"), and rules of the SEC. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by a broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets. See the Plan of Distribution section on page 15.

12. This is a "best efforts" Offering being conducted by the Company.

This Offering is being made by the Company on a "best efforts" basis. The Company will not engage the services of an underwriter to sell the Shares; we intend to sell the Shares through our officers and directors, who will receive no commissions. However, there is no guarantee any (or any particular number) of the Shares will be sold. The Offering is for a minimum of 1,250,000 Shares and a maximum of 2,500,000 Shares. In the event the minimum number of Shares is not sold before the expiration date of the Offering (as it may be extended), all funds raised will be promptly returned to the investors, without interest or deduction. The funds will not be held in a trust account but will be segregated from general Company funds, by being held in a separate bank account until such time as the minimum number of Shares has been sold. When, and if, the Company sells the minimum number of the Shares in the Offering, all amounts raised, to that point, as a part of the Offering will be transferred into the Company's general account and will immediately be available for Company use. All amounts raised through the Offering following the sale of the minimum number of Shares in this Offering will immediately be deposited in the Company's general account and will then be immediately available for Company use.

13.  Investors may not be able to resell or liquidate their investment.

There is currently no public trading market for our common stock. There is no central place, stock exchange, or electronic trading system that would enable Investors to resell their Shares.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board ("OTC:BB") immediately following the effectiveness of this Registration Statement. The OTC:BB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter ("OTC") securities. The OTC:BB is not an issuer listing service, market or exchange. Although the OTC:BB does not have any listing requirements per se, to be eligible for quotation on the OTC:BB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC:BB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filings during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Pelcor and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

A public market for our common stock may never develop. If no market is ever developed for our common stock, it will be difficult (or impossible) for Investors to sell any Shares they purchase in this Offering. In such a case, Investors may find that they are unable to liquidate or achieve any benefit from their investment in the Shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, Investors common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell the Shares, resulting in an inability to realize any value from an investment in our Shares.

Assuming this registration statement becomes effective and the Company's stock becomes quoted on the OTC:BB, the Company will incur additional, and ongoing, expenses related to compliance with securities laws, Sarbanes-Oxley and filing ongoing reports with the SEC. If the Company fails to keep current with its required filings with the SEC the Company's common stock may be suspended from being quoted on the OTC:BB. In the event the Company fails to keep current with its required filings with the SEC, and/or any other regulatory authorities, any market that is developed for the Company's common stock may disappear and Investors in this Offering may not be able to resell their Shares.

14. Investors will incur immediate dilution of the price they pay for their Shares.

Both of our existing stockholders acquired a portion of their shares at a cost less than that which Investors will pay for the Shares they purchase in this Offering. Accordingly, any investment Investors make in these Shares will result in the immediate dilution of the net tangible book value of those shares from the $.04 Investors pay for them. Upon completion of the maximum Offering, the net tangible book value of Investors' Shares will be $.023 per share, $.017 less than what Investors paid for them.

15. Because there is no escrow, trust or similar account, Investors' subscriptions could be seized by creditors.

There is no escrow, trust or similar account in which Investors' subscription amounts will be deposited. It will only be deposited in a separate savings account in our name. As such, all funds raised as a part of this Offering will not be sheltered from the Company's creditors. It may be possible for a creditor of the Company to seize the funds against the Company's will through a garnishment or other seizure process. If a creditor seizes our funds it will likely have a negative effect on the Company's ability to develop and implement its business operations and could result in the partial, or total, loss of an Investor's investment in the Company.

USE OF PROCEEDS

The Company intends to raise up to $100,000 from the sale of up to 2,500,000 shares of common stock which is being offered at the price of $.04 cents per Share. This Offering is intended to raise a minimum of $50,000 (1,250,000 x $.04) and a maximum of $100,000 (2,500,000 x $.04). The Company will return all amounts, without interest or deduction, to Investors if the Company is not successful in raising at least the minimum amount ($50,000) through the sale of the minimum number of Shares (1,250,000).

Pelcor has previously raised a total of $30,000 from the sale of restricted stock to its Officers, Directors and others. The stock previously sold by the Company will not be registered as a part of this Offering. The costs associated with this Offering will be paid for with cash that the Company currently has on hand.

The following table details the use of proceeds for this Offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since no Offering expenses will be paid from these proceeds, and assuming that 100% of the Offering is sold for a total of $100,000 in gross proceeds, those proceeds will be allocated as follows:

Expenditure Item	100%
Web Development	$ 9,500
Web Hosting	5,000
Advertising and Promotion	60,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,500
Total	$ 100,000

The above expenditures are defined as follows:

Website Development: This item refers to the fees that will be paid to the software/web developer to develop the website and all the functionality necessary for our customers to have the ability to utilize the full capabilities and intended use of the website.

Website Hosting: This item refers to the cost associated with hosting the website which includes server rental, bandwidth, and other hosting costs.

Advertising and Promotion: This item refers to the cost of advertising our services using trade magazines, purchasing online ads visited by contractors and source other industry related websites and approach them to engage in co-marketing agreements.

Professional Fees: This item refers to all legal services and accounting/auditing fees that will be incurred by the Company.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationery, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $100,000 with this Offering. The following chart details how we will use the proceeds if we raise only 50% (the minimum) of this Offering:

Expenditure Item	50%
Web Development	$ 9,500
Web Hosting	5,000
Advertising and Promotion	15,000
Professional Fees	15,000
Office and Miscellaneous Expenses	5,500
Total	$ 50,000

If only 50% of this Offering is sold, Pelcor estimates that this would provide sufficient capital to commence with implementation of the business plan and business operations, but would only be able to spend $15,000 on advertising and marketing. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business in the short term but would require us to either increase revenues or seek additional funding in order to fully implement our business plan and operations.

No proceeds from this Offering will be, directly or indirectly, paid to the officers or directors.

DETERMINATION OF OFFERING PRICE

The Offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares to be offered and the Offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2007, the net tangible book value of our shares of common stock was approximately $27,053 or approximately $0.009 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this Offering, in the event all of the Shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $127,053 or approximately $0.023 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.014 per share without any additional investment on their part.

After completion of this Offering, if 2,500,000 Shares are sold, Investors will own 45% of the total number of shares then outstanding for which Investors will have made a cash investment of $100,000 or $0.04 per Share. Our existing stockholders will own 55% of the total number of shares then outstanding, for which they have made contributions of cash totaling $30,000 or $0.01 per share.

If 50% of the Shares Are Sold:

Upon completion of this Offering, in the event 50% of the shares are sold, the net tangible book value of the 4,250,000 shares to be outstanding will be approximately $77,053 or approximately $0.018 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.009 per share without any additional investment on their part.

After completion of this Offering, if 1,250,000 Shares are sold, you will own approximately 29% of the total number of shares then outstanding for which Investors will have made a cash investment of $50,000 or $0.04 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash totaling $30,000 or approximately $0.01 per share.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.04
Net tangible book value per share before Offering	$0.009
Potential gain to existing shareholders	$0.014
Net tangible book value per share after Offering	$0.023
Increase to present stockholders in net tangible book value per share
after Offering	$0.014
Capital Contributions	$30,000
Number of shares outstanding before the Offering	3,000,000
Number of shares after offering assuming the sale of the maximum
number of shares sold	5,500,000
Percentage of ownership after Offering	55.00%

Purchasers of Shares in this Offering if all Shares Sold:

Price per Share	$0.04
Dilution per Share	$0.017
Capital Contributions	$100,000
Number of shares after Offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholders	23.08%
Percentage of capital contributions by new investors	76.92%
Percentage of ownership after Offering	45.00%

Purchasers of Shares in this Offering if the minimum number of Shares Sold:

Price per share	$0.04
Dilution per share	$0.022
Capital contributions	$50,000
Number of shares after Offering held by public investors	1,250,000
Percentage of capital contributions by existing shareholders	37.5%
Percentage of capital contributions by new investors	62.5%
Percentage of ownership after Offering	29.41%

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares Investors purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2007, the net tangible book value of our shares was $27,053 or approximately $.009 per share, based upon 3,000,000 shares outstanding.

PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the Shares offered will have a market value or that they can be resold at the Offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTC:BB immediately following the effectiveness of this Registration Statement. The OTC:BB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in OTC securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Pelcor, Inc. and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for Investors to resell any shares purchased in this Offering. In such a case, Investors may find that they are unable to liquidate their Shares or achieve any benefit from their Investment without considerable delay, if at all. In addition, if we fail to develop a public trading market, our common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell shares of our common stock, resulting in an inability to realize any value from an Investment pursuant to this Offering.

This is a "best efforts" Offering. This Prospectus is part of a set of Offering related documents that permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Exchange Act, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will be at the time of their participation in the Offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

Terms of the Offering

The Shares will be sold at the fixed price of $.04 per share until the completion of this Offering. There is no minimum amount of subscription required per investor. This Offering will commence on the date of this Prospectus and continue for a period of 180 days, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed or otherwise terminated by us (the "Expiration Date"). This is a minimum/maximum Offering and, as such, we will not spend any of the proceeds unless and until the minimum number of Shares are sold and the proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the minimum amount of $50,000 has been received. At that time, the funds will be transferred to our general business account for use in the implementation of our business plan. In the event the minimum number of Shares (1,250,000) are not sold prior to the Expiration Date (as it may be extended), all monies will be returned to Investors, without interest or deduction.

Procedures for Subscribing

Investors desiring to subscribe for any of the Shares in this Offering will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, to us. All checks for subscriptions should be made payable to Pelcor, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceedings nor are we aware of any pending or threatened litigation against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the Board of Directors (the "Board") to a term of one year and serves until his or her successor is duly elected by the Board and qualified, or until he or she is removed from office. The Board has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Christopher Walker	42	President, CEO, CFO, Treasurer and
109 Mills Cove		Director
Victoria, BC, Canada, V9B 6R8		.

Joan Gandza	31	Secretary and Director
109 Mills Cove		.
Victoria, BC, Canada, V4T 2X1		.

Christopher Walker has held the positions of president, CEO, and treasurer since inception of our Company. Joan Gandza has held the position of secretary since inception. The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers and directors.

Background Information about Our Officers and Directors

Christopher Walker

Since August 31, 1992, Mr. Walker has been President of Christopher Developments, Inc., Victoria, British Columbia. Christopher Developments, Inc. is in the business of land development and construction in the Greater Victoria region.  Mr. Walker is responsible for managing construction activities through the procurement of contractors and suppliers in the pursuit of custom home construction. Additional duties include but are not limited to scouring available land for development opportunities and all aspects of land rezoning activities.

Joan Gandza

Since May 2001, Joan Gandza has been employed by the former British Columbia Building Corporation now called Accommodation and Real Estate Services, Ministry of Labour and Citizens Services. Ms. Gandza assists in asset disposition for various Ministry owned properties. Previous to Ms. Gandza's employment with the Provincial Government, she held a real estate sales license and acted in the capacity of realtor in the Greater Victoria area for 2 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all Shares in this Offering; which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	No. of	No. of	Percentage	Percentage.
Name and Address	Shares	Shares	of Ownership	of Ownership
Beneficial	Before	After	Before	After
Owner	Offering	Offering	Offering	Offering*

Christopher Walker	2,000,000	2,000,000	66.67%	36%
109 Mills Cove				.
Victoria, BC				.
Canada V6E 4H1				.

Joan Gandza	1,000,000	1,000,000	33.33%	18%
109 Mills Cove				.
Victoria, BC				.
Canada, V6E 4H1				.

*Assumes the sale of the maximum number of Shares (2,500,000) being offered as a part of this Offering.

Future Sales by Existing Stockholders

A total of 3,000,000 shares have been issued to the existing stockholders based on an exemption from registration under Section 4(2) of the Act. All of shares issued under this exemption were (and still are) restricted securities, as that term is defined in Rule 144 under the Act. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of Shares purchased in this Offering (which would be eligible for resale after the Offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our current shareholders do not have any existing plans to sell their shares at any time after this Offering is complete.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available when, and if, declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed, and assuming the sale of the maximum number of Shares being offering in this Offering: the present stockholders will own 55% of our outstanding shares; and the Investors who acquire Shares in this Offering will own 45%.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the period ended June 30, 2007 included in this Prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC 5296 S. Commerce Dr. #300, Salt Lake City, Utah, 84107. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett, LLP, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this Offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Pelcor, Inc. was incorporated in Nevada on April 2, 2007, to engage in the business of providing an online service in which general contractors in local areas can post their plans and details of upcoming construction projects for sub trades to access and bid on projects. At that time, Christopher Walker was appointed as President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer and then the Board voted to seek capital and begin development of our business plan. Joan Gandza was appointed Secretary on April 2, 2007. We received our initial funding of $30,000 through the sale of common stock to Mr. Christopher Walker (2,000,000 shares at $.01 on April 2, 2007) and to Mrs. Joan Gandza (1,000,000 shares at $.01 on April 2, 2007).

DESCRIPTION OF BUSINESS

Business Development

Pelcor, Inc. was incorporated in the State of Nevada on April 2, 2007, and our fiscal year-end is June 30. The company's administrative offices are located at 109 Mills Cove, Victoria, British Columbia, Canada, V9B 6R8, the telephone number is (250) 882-1895.

The Company has no revenues or operations, and has only limited cash on hand. We have sustained losses since inception and rely solely upon the sale of securities and loans from our corporate officers and directors for funding.

The Company has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. Pelcor, its directors, officers, affiliates and promoters have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Pelcor, Inc. intends to be a web-based service provider in which general contractors in local areas can post their plans and details of upcoming construction projects for sub trades to access and bid on projects. Through the use of standardized bid forms and contracts, sub contractors would be able to place professional quality bids to general contractors with relative ease.

 Communication between sub trades and general contractors regarding plan details will be streamlined replacing traditional hand delivered methods of plan distribution. We will accomplish this goal by creating a user friendly website whereby general contractors will pay a fee for the privilege of utilizing our listing service.

We have concluded that a minimum capital investment of $50,000, through the sale of 50% of the maximum number of Shares being offered as a part of this Offering, is required in order to develop a user friendly workable website. However, in order to effectively implement our business plan and develop our business operations, we feel we need to raise $100,000 through the sale of 100% of the Shares being offered as a part of this Offering. The minimum number of Shares being Offered is 1,250,000 Shares of our common stock. The maximum number of Shares being Offered is 2,500,000 Shares of our common stock.

The primary focus of our website will be to streamline the process in bid procurement and aid in communication around plan details between general contractors and sub contractors.

Service Distribution Methods

We will offer our services to general contractors via our website www.planpost.net.

Status of Publicly Announced New Products or Services

Pelcor currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Pelcor 's Position in the Industry

We have not generated any revenues. Accordingly, we have no competitive position in our industry. Pelcor intends to establish itself as a unique service provider tailored towards the small to medium size residential general contractor market. Although other generic tender/procurement sites exist we currently believe there is a market for a more specific website geared towards the general contractor market.

Sources and Availability of Raw Materials and Names of Principal Suppliers

We will provide our services on our own website (www.planpost.net) which will be hosted by NetNation. If NetNation is no longer able to provide hosting for our website we will be able to obtain the services of Peer 1 Networks or In2net Network Inc. both of which are located in the Vancouver, British Columbia area. Alternate additional suppliers are prevalent and easily accessible without potential interruption to our business.

Dependence on one or a few major customers

Pelcor's business plan is dependent upon finding customers in a specific industry who are all located in US cities of a metropolitan population of 200,000 or more.

Patents, Trademarks, Licenses, Agreements or Contracts

We are not aware of any aspects of our business plan which require a patent, trademark, or product license (other than licenses related to off the shelf software we may acquire in order to develop our website and/or operate our business). We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

Research and Development Activities and Costs

Pelcor plans to development its corporate website www.pelcor.net and its plan posting/bid procurement website www.planpost.net. We expect to spend $9,500 on website development.

Compliance with Environmental Laws

There are no special environmental laws for offering advertising services on the internet.

Number of Employees

Pelcor has no employees. The officers and directors are donating their time to the development of the Company, and intend to continue to do so for the foreseeable future in order to bring us to the point of earning revenues. We have no other employees, and we will not hire any employees until the business generates revenue.

Reports to Security Holders

Pelcor will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. Upon registration of the shares sold under this Prospectus, we will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K or 10-KSB, and quarterly reports on Form 10-Q or 10-QSB.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Pelcor and filed with the SEC at http://www.sec.gov.

PLAN OF OPERATION

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Pelcor, Inc.

Pelcor is a development stage company that has no active operations, no revenue and limited assets (financial or otherwise). Our plan is to develop a web based service in which general contractors in local areas can post their plans and details of upcoming construction projects for sub trades to access and bid on projects. Sub contractors will have the ability to access project plans provided by general contractors in their local areas and bid on their respective trade work. This service will be intended to give general contractors the ability to receive quotations from sub contractors not originally available to them, as well as streamlining the plan distribution process.

We will begin operations by contracting with a managed hosting service provider and contracting out the development of the website; provided we have raised the required minimum of $50,000 from this Offering.

Below we have provided a chart that demonstrates how we intend to use the proceeds in the event we do not raise the entire $100,000 we are seeking from this Offering. As indicated in the chart, the amount we will spend on website development and the amount of marketing services we can purchase depends upon the amount of capital we are able to raise from this Offering.

If we raise only $50,000, which is the minimum amount of this Offering, we estimate that this would provide enough capital to purchase web hosting services, contract with a developer and acquire marketing services to begin searching for contractors to utilize our service(s).

If we raise the maximum amount ($100,000) of this Offering, we estimate that we would have enough funds to purchase web hosting services, contract with a developer, add additional features to the website and have additional funds to invest in further advertising.

The following table indicates allocation of the capital raised from this offering if we raise the minimum and maximum amounts of this Offering:

Expenditure Item	50%	100%
Web Development	$ 9,500	$ 9,500
Web Hosting	5,000	5,000
Advertising and Promotion	15,000	60,000
Professional Fees	15,000	15,000
Office and Miscellaneous Expenses	5,500	10,500
Total	$ 50,000	$ 100,000

As of June 30, 2007, Pelcor has approximately $24,980 cash. For preparing this Prospectus, it is estimated that we will need to spend approximately $14,000. The above chart has been prepared with the view that we do not have any cash on hand.

During the first year of operations, the 12 month period from the date of this Prospectus, Pelcor will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, develop its website, find customers, and market the services offered by our website.

It is our intention to use this Prospectus to raise the entire $100,000 as permitted under this offering. We have prepared the above chart based on the assumption that the ideal amount required in order to develop the business over the course of the next 12 months is $100,000 (100% of this Offering). The chart also demonstrates how we intend to use the proceeds should we raise only $50,000 (50% of this Offering). We will require at least $50,000 before we feel confident in allocating funds towards the development, hosting, marketing, and advertising of our website.

However, in order to more fully develop our business plan, we feel that we will require $100,000 in order to pursue further advertising avenues to fully reach our potential market audience.

It is anticipated that it will take the first six months of the first year in order to complete this Offering at which time we will contract out development of the website, procure hosting and advertising for potential customers. We anticipate that development of the website will take approximately three months and sourcing customers will begin upon completion of the website. As such, we expect to generate revenues from sales of our services in the last two months of the first year.

Once we have completed development of the website we will begin to source customers. We will advertise for them through industry trade magazines.

We will not lease a computer server or begin development of the website until after the closing of this Offering.

In the event that we are unable to raise the minimum $50,000 that we seek from this Offering, the total amount of funds raised will be returned to the Investors, without interest and/or deductions, and we will be forced to seek alternative sources of financing. Such alternative sources of financing may not be available to the Company or if available they may not be available on terms acceptable and/or beneficial to the Company. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Pelcor for such officers and directors to provide additional financing to the Company.

During the first year of operations, our officers and directors will also provide their labor at no charge. We do not anticipate hiring any staff during the first 12 months of operation. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue. At present, we only have enough cash on hand to cover the general operating costs for the next 12 months, fund the completion of this offering and apply for an exchange listing.

To meet our need for cash we are attempting to raise money from this Offering. We cannot guarantee that we will be able to raise enough money through this Offering to stay in business. Whatever money we do raise, it will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this Offering to proceed with the implementation of our business plan, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from this Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the term covered by this Prospectus. There are also no plans or expectations to acquire or sell any plant or significant equipment in the first year of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

Pelcor's principal place of business and corporate offices is located at 109 Mills Cove, Victoria, British Columbia, Canada, V9B 6R8 and the telephone number is 250-882-1895. The office is the principal residence of Christopher Walker and the Company does not pay any rent. We have no intention of finding another office space to rent during the development stage of the Company.

Pelcor does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 2, 2007, 2,000,000 shares of Pelcor's common stock were issued to Christopher Walker, an officer and director of the Company, in exchange for $.01 per share, or a total of $20,000 and 1,000,000 shares of Pelcor's common stock were issued to Mrs. Joan Gandza in exchange for $.01 per share, or a total of $10,000 in cash.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on theOTC:BB.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- - contains a toll-free telephone number for inquiries on disciplinary actions;

- - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

EXECUTIVE COMPENSATION

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees is party to any employment agreements.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We intend to provide annual reports, including audited financial statements audited by Independent Certified Public Accountants, to our stockholders. Our financial statements for the period from inception to the period ended June 30, 2007, audited by Child, Van Wagoner & Bradshaw, PLLC, immediately follow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PELCOR, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2007

Audited

PELCOR, INC.

(A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF APRIL 2, 2007 (INCEPTION) TO JUNE 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders

Pelcor, Inc.

We have audited the accompanying balance sheet of Pelcor, Inc. (a development stage company) (the Company) as of June 30, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period of April 2, 2007 (inception) to June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pelcor, Inc. as of June 30, 2007, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has incurred losses since inception, and has not generated any revenues from its planned principal operations.  This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

November 2, 2007

Pelcor, Inc. (A Development Stage Company)
Interim Balance Sheet
June 30, 2007

ASSETS
Current Assets Cash and cash equivalents	$24,980
Deposits and prepaids	2,073
Total Current Assets	27,053

TOTAL ASSETS	$27,053

LIABILITIES AND STOCKHOLDERS' EQUTIY

LIABILITIES	$-

STOCKHOLDERS' EQUITY (note 3)
Common stock, par value $0.001, 100,000,000 shares
authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid-in capital	27,000
Deficit accumulated during the development stage	(2,947)
Total Stockholders' Equity	27,053

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,053

The accompanying notes are an integral part of these financial statements.

2

Pelcor, Inc. (A Development Stage Company)
Statement of Operations For the Period of Inception (April 2, 2007) to June 30, 2007

Income	$ -

Expenses
Professional fees	2,646
General & administrative	301
Total Operating Expenses	2,947

Other Income (Expense)	-

Net Loss Applicable to Common Shares	$ (2,947)

Basic and Diluted Loss per Common Share	$ (0.001)

Weighted Average Number of	3,000,000
Common Shares Outstanding

The accompanying notes are an integral part of these financial statements.

3

Pelcor, Inc. (A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period of Inception (April 2, 2007) to June 30, 2007

	Common Shares		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, April 2, 2007 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash to directors at $0.01 per share, April 2, 2007	3,000,000	3,000	27,000	-	30,000

Loss for the period	-	-	-	(2,947)	(2,947)
Balance, June 30, 2007	3,000,000	3,000	27,000	(2,947)	27,053

The accompanying notes are an integral part of these financial statements.

4

Pelcor, Inc. (A Development Stage Company)
Statement of Cash Flows For the Period of Inception (April 2, 2007) to June 30, 2007

Operating Activities
Loss for the period	$ (2,947)

Changes in operating assets and liabilities:
Increase in deposits and prepaids	(2,073)
Net cash used in operating activities	(5,020)

Investing Activities	-

Net cash used in investing activities	-

Financing Activities
Issuance of common stock for cash	30,000
Net cash provided by financing activities	30,000

Net Increase in Cash and Cash Equivalents	-
Cash and Cash Equivalents - Beginning of Period	-
Cash and Cash Equivalents - End of Period	$ 24,980

Supplemental Cash Flow Disclosure:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

The accompanying notes are an integral part of these financial statements.

5

Pelcor, Inc. (A Development Stage Company)
Notes to Financial Statements
June 30, 2007

1. Organization

Pelcor, Inc. (the "Company") was incorporated on April 2, 2007 in the State of Nevada, U.S.A. It is based in Vancouver, British Columbia, Canada. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is June 30.

The Company is a development stage company and is a web-based service provider in which general contractors in local areas can post their plans and details of upcoming construction projects for sub-trades to access and bid on projects.

2. Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of posting plans income and will be recognized only when all of the following criteria have been met:

(i) Persuasive evidence of an agreement exists;

(ii) Delivery has occurred;

(iii) The fee is fixed or determinable; and

(iv) Collection is reasonably assured.

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $24,980 in cash and cash equivalents at June 30, 2007.

Start-Up Costs

In accordance with the American Institute of Certified Public Accountant's Statement of Position 98-5, "Reporting on the Costs of Start-up Activities," the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Companys management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

6

Pelcor, Inc. (A Development Stage Company)
Notes to Financial Statements
June 30, 2007

2. Significant Accounting Policies - Continued

Net Income or (Loss) Per Share of Common Stock

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share:

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Foreign Currency Translations

The Company's functional and reporting currency is the US dollar. All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date. Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gain or losses were recorded for the period ended June 30, 2007.

7

Pelcor, Inc. (A Development Stage Company)
Notes to Financial Statements
June 30, 2007

2. Significant Accounting Policies - Continued

Recent Accounting Pronouncements

In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140." This Statement amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

8

Pelcor, Inc. (A Development Stage Company)
Notes to Financial Statements
June 30, 2007

2. Significant Accounting Policies - Continued

Recent Accounting Pronouncements - Continued

In February 2007, FASB issued Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

None of the above new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

Stockholders' Equity

Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuances

On April 2, 2007, the Company issued 3,000,000 common shares at $0.01 per share resulting in total proceeds of $30,000. These shares were issued to directors and officers of the Company. The Company has no stock option plan, warrants or other dilutive securities.

4. Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards approximating $1,000 have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from April 2, 2007 (date of inception) through June 30, 2007 of $2,947 will begin to expire in 2026.

9

Pelcor, Inc. (A Development Stage Company)
Notes to Financial Statements
June 30, 2007

5. Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at June 30, 2007, the Company has working capital of $27,053 and an accumulated deficit of $2,947. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months. The Company plans to file a Form SB-2 to raise a maximum of $100,000. If sufficient financing is not obtained, the Company may be forced to discontinue operations.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to implement its business plan and continue operations.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

10

Dealer Prospectus Delivery Obligation

"Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the Corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

               Legal                             $    10,000

                Accounting                           2,500

                Transfer Agent fees              1,200

                Printing of Prospectus             300

                                                        ----------

TOTAL                                          $ 14,000

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 2, 2007, 2,000,000 shares of common stock were issued to Christopher Walker, an officer and director of the Company in exchange for $20,000, or $0.01 per share and 1,000,000 shares or common stock were issued to Joan Gandza, an officer and director of the Company in exchange for $10,000, or $0.01. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the Company, bear a restrictive legend and were issued to non-US residents.

EXHIBITS

The following exhibits are included with this registration statement filing:

Exhibit No.                         Description

3.1                                     Articles of Incorporation

3.2                                     Bylaws

5                                        Opinion re: Legality

23.1                                   Consent of Independent Auditors

23.2                                   Consent of Counsel (See Exhibit 5)

99.1                                   Subscription Agreement

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Victoria, BC, Canada.

November 6, 2007                                                                        Pelcor, Inc., Registrant

By: /s/ Christopher Walker

______________________________

Christopher Walker, Director, President, Treasurer, Principal Executive Officer

November 6, 2007                                                                         By: /s/ Joan Gandza

_______________________________

Joan Gandza, Director & Secretary